UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2006
FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-13179	31-0267900
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)
(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On July 27, 2006, Flowserve Corporation (the “Company”) issued a press release announcing record second quarter increases in bookings and backlog for the period ending June 30, 2006 primarily due to strong pump project business, including oil-related business in the Middle East and robust global markets in general for the Company’s products.
The press release is furnished as Exhibit 99.1 to this Form 8-K.
The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“1934 Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the 1934 Act, except to the extent as shall be expressly set forth by specific reference in such filing.
Item 8.01 Other Events.
On July 27, 2006, the Company issued a press release announcing that it filed its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 2005 (collectively, the “2005 10-Qs”) with the Securities and Exchange Commission (the “SEC”). The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 will be filed after the filing deadline of August 9, 2006. As previously announced, the Company is working towards becoming current in its filings with the SEC as soon as practicable. Management believes the Company is solidly on track to meet its September 30, 2006 target date to file its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2006 and thus become current.
The press release is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release of the Company related to its 2006 second quarter bookings and backlog, dated July 27, 2006.

Exhibit 99.2	Press release of the Company related to filing its 2005 10-Qs, dated July 27, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: July 31, 2006	By:	/s/ Ronald F. Shuff

Ronald F. Shuff
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press release of the Company related to its 2006 second quarter bookings and backlog, dated July 27, 2006.

Exhibit 99.2	Press release of the Company related to filing its 2005 10-Qs, dated July 27, 2006.